Exhibit 99.4

INVESTOR RIGHTS AGREEMENT

dated as of 16, 2015

among

BITAUTO HOLDINGS LIMITED

JD.COM GLOBAL INVESTMENT LIMITED

and

DONGTING LAKE INVESTMENT LIMITED

TABLE OF CONTENTS

ARTICLE 1
DEFINITIONS

Section 1.01 . Definitions		1
Section 1.02 . Other Definitional and Interpretative Provisions		4

ARTICLE 2
CORPORATE GOVERNANCE

Section 2.01 . Board Representation		4
Section 2.02 . Expenses and Indemnification		5
Section 2.03 . Serve on Board Committees		5
Section 2.04 . No Inconsistent Amendments		6
Section 2.05 . Actions Requiring Consent		6

ARTICLE 3
REGISTRATION RIGHTS

Section 3.01 . Registration Rights		6

ARTICLE 4
CERTAIN COVENANTS AND AGREEMENTS

Section 4.01 . Conflicting Agreements		6
Section 4.02 . Depositary Arrangement		6

ARTICLE 5
MISCELLANEOUS

Section 5.01 . Binding Effect; Assignability; Benefit		7
Section 5.02 . Notices		7
Section 5.03 . Severability		9
Section 5.04 . Entire Agreement		9
Section 5.05 . Counterparts		9
Section 5.06 . Descriptive Headings		9
Section 5.07 . Amendment; Termination		9
Section 5.08 . Governing Law		10
Section 5.09 . Arbitration		10
Section 5.10 . Further Assurances		10

Schedules

Schedule 1	Registration Rights

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INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated as of February 16, 2015 (the “Effective Date”), by and among Bitauto Holdings Limited, a company incorporated under the laws of the Cayman Islands (the “Company”), JD.com Global Investment Limited, a company incorporated under the laws of the British Virgin Islands (“JD”), and Dongting Lake Investment Limited, a company incorporated under the laws of British Virgin Islands (“Tencent,” together with JD, the “Investors”).

WITNESSETH

WHEREAS, pursuant to a subscription agreement, dated as of January 9, 2015 (the “Subscription Agreement”), among the Company and the Investors, the Investors have agreed to acquire certain Company Securities (as defined below); and

WHEREAS, in connection with the consummation of the transactions contemplated by the Subscription Agreement, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations after consummation of the transactions contemplated by the Subscription Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.  Definitions.

(a)                     As used in this Agreement, the following terms have the following meanings:

“ADSs” means the American depositary shares of the Company, each one of which represents one (1) Ordinary Share of the Company.

“Adverse Person” means such Persons to be mutually agreed and designated in writing by JD and the Company from time to time, and including such Persons’ Affiliates.

“Affiliate” means, with respect to any Person, means (i) in the case of a Person other than a natural person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such first Person, and (ii) in the case of a natural person, any other Person that is directly or indirectly Controlled by such first Person or is a Relative of such first Person; provided that the Company and its Subsidiaries shall be deemed not to be Affiliates of any Investor.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

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“Board” means the board of directors of the Company.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, Hong Kong or the PRC are authorized or required by Applicable Law to close.

“Change of Control” means the occurrence of (i) the consummation of any transaction or series of related transactions (including, without limitation, any merger, consolidation or other business combination), the result of which is that any Person or group becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s Company Securities or voting rights; (ii) the consummation of any transaction or series of related transactions (including, without limitation, any merger, consolidation or other business combination), the result of which is that any Person or group acquires the power to appoint and/or remove all or the majority of the members the Board, in each case whether obtained directly or indirectly, and whether obtained by ownership of capital, the possession of voting rights, contract or otherwise; (iii) any sale or disposition by the Company or its Subsidiaries, directly or indirectly, of all or substantially all of its assets; or (iv) an exclusive licensing of all or substantially all of the intellectual property of the Company or its Subsidiaries to any third party.

“Company Securities” means (i) Ordinary Shares, (ii) securities convertible into or exchangeable for Ordinary Shares, (iii) any options, warrants or other rights to acquire Ordinary Shares and (iv) any depository receipts or similar instruments issued in respect of Ordinary Shares.

“Control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The terms “Controlling” and “Controlled” have correlative meanings.

“Encumbrance” shall mean any mortgage, charge, pledge, lien (other than arising by statute or operation of law), hypothecation, equities, adverse claims, or other encumbrance, priority or security interest, over or in any property, assets or rights of whatsoever nature or interest or any agreement for any of the same.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any rules and regulations promulgated thereunder.

“Governmental Authority” means any international, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Memorandum and Articles” means the Memorandum and Articles of Association of the Company in effect from time to time.

“Ordinary Shares” means ordinary shares of the Company, with par value being US$0.00004 per share, and any other security into which such Ordinary Shares may hereafter be converted or changed.

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“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Government Entity.

“PRC” means the People’s Republic of China, but, for the purposes of this Agreement, shall not include Hong Kong, the Macau Special Administrative Region or Taiwan.

“Relative” of a natural person means any spouse, parent, child, or sibling of such person.

“Securities” means any shares, stocks, debentures, funds, bonds, notes or any rights, warrants, options or interests in respect of any of the foregoing or any other derivatives or instruments having similar economic effect.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholder” means at any time, any Person who is a record holder of Company Securities.

“Subsidiary” of any Person means any corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is Controlled by such Person.  For the avoidance of the doubt, the Subsidiaries of a Person shall include any variable interest entity over which such Person or any of its Subsidiaries effects control pursuant to contractual arrangement and which is consolidated with such Person in accordance with the generally acceptable accounting principles applicable to such Person.

“U.S.” means the United States of America.

(b)                     Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
“Agreement”	Preamble
“Cause”	2.01(c)
“Company”	Preamble
“Effective Date”	Preamble
“e-mail”	5.02
“HKIAC”	5.09
“Investors”	Preamble
“JD”	Preamble
“JD Director”	2.01(a)
“JD Observer”	2.03
“PDF”	5.05
“Rules”	5.09
“Subscription Agreement”	Preamble
“Tencent”	Preamble

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Section 1.02.  Other Definitional and Interpretative Provisions.

The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles, Sections, Clauses, Annexes, Exhibits and Schedules are to Articles, Sections, Clauses, Exhibits and Schedules of this Agreement unless otherwise specified.  All Annexes, Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import.  “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any Person include the successors and permitted assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.  References to “law,” “laws” or to a particular statute or law shall be deemed also to include any and all Applicable Law.  References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder.  References to “dollars” or “$” shall refer to U.S. dollars.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2
CORPORATE GOVERNANCE

Section 2.01.  Board Representation.

(a)                     For as long as JD holds no less than twelve and half percent (12.5%) of the then issued and outstanding share capital of the Company, on a fully diluted basis, JD shall be entitled to designate one (1) director to the Board (such director, or such other individual who may be designated by JD from time to time, the “JD Director”), and the Company shall promptly cause the appointment or election of such JD Director to the Board, including, convening a meeting of the Board pursuant to the Memorandum and Articles and appointing such JD Director to the Board, and in the case of an election, (i) nominating such individual to be elected as a director as provided herein, (ii) recommending to the Shareholders the election of such JD Director to the Board in any meeting of Shareholders to elect directors, including soliciting proxies in favor of the election of the JD Director, (iii) including such nomination and recommendation regarding such individual in the Company’s notice for any meeting of Shareholders to elect directors, and (iv) if necessary, expanding the size of the Board in order to appoint the JD Director.

(b)                     In the event of the death, disability, retirement or resignation of the JD Director (or any other vacancy created by removal thereof), JD shall have the exclusive right to designate a replacement to fill such vacancy and serve on the Board, and the Company shall promptly cause the appointment or election of such individual to the Board (who shall, following such appointment or election, be the JD Director for purposes of this Agreement).

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(c)                      At any meeting of the Board or any annual general or other meeting of the Shareholders that may be held from time to time at which the JD Director is up for re-appointment to the Board, the Company shall cause the Board to re-appoint the JD Director to serve on the Board and shall use best efforts to ensure that the JD Director is re-appointed by the Shareholders to the Board pursuant to the terms of the Memorandum and Articles and any Applicable Law. The Company agrees that it shall not take any action, in favor of the removal of the JD Director unless such removal shall be for Cause.  Removal for “Cause” shall mean removal of a director because of such director’s (i) willful misconduct that is materially injurious, monetarily or otherwise, to the Company or any of its Subsidiaries, (ii) conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or (iii) abuse of illegal drugs or other controlled substances or habitual intoxication.

Section 2.02.  Expenses and Indemnification.

The JD Director shall be entitled to the same rights, capacities, entitlements, compensation, if any, indemnification and insurance in connection with his or her role as a director as other members of the Board, and shall be entitled to reimbursement for all documented, out-of-pocket expenses properly incurred in connection with the performance of his or her services as a director of the Company, including without limitation out-of-pocket expenses incurred in attending meetings of the Board or any committees thereof, to the same extent as other members of the Board. The Company shall, upon the appointment of the JD Director, enter into indemnification agreement in the same form as applicable to other members of the Board with the JD Director. In addition, the JD Director shall be entitled to coverage under the Company’s directors’ and officers’ liability insurance effective upon his or her appointment to the Board, with the same coverage as, and containing terms and conditions no less favorable than, those available to the other members of the Board.

Section 2.03.  Serve on Board Committees.

The JD Director shall be entitled to be nominated and appointed by the Board to serve on the compensation committee and the nominating and corporate governance committee of the Board; provided, however, that notwithstanding the foregoing, the JD Director shall not be entitled to be so nominated to serve on any committee of the Board if, as determined in good faith by a majority of the Board (based upon the advice of outside legal counsel), such service on the committee would violate any Applicable Law or result in the Company not to be in full compliance with the applicable stock exchange requirements without seeking exemptions. If at any time any representative of any other Shareholder has the right to attend the meetings of any committee of the Board in a non-voting observer capacity and JD Director is not a member of such committee of the Board, JD Director shall have the rights, as a non-voting observer to any such committee of the Board (acting in such capacity, the “JD Observer”), to attend all meetings of and observe all deliberations of any such committees, provided that such JD Observer shall have no voting rights with respect to actions taken or elected not to be taken by any such committees; provided, further, the chairman of such committee of the Board may, at his or her discretion, exclude JD Observer from certain meetings of such committee if such chairman believes in good faith that excluding JD Observer from such meetings is appropriate or necessary.

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Section 2.04.  No Inconsistent Amendments.

For so long as JD has the right to designate a JD Director and except as otherwise required by Applicable Law, the Company shall not amend its Memorandum and Articles in any manner (or take any similar action) that would adversely affect in any material respect JD’s rights under this Article 2 or the Company’s ability to comply with its obligations under this Article 2.

Section 2.05.  Actions Requiring Consent.

For as long as JD holds no less than twelve and half percent (12.5%) of the then issued and outstanding share capital of the Company, on a fully diluted basis, without the prior written approval of JD, to the extent permitted by Applicable Law, the Company shall not take, and shall cause each of its Subsidiaries note to take, any action (including any action by its board of directors or any committee thereof or any action at a meeting of their shareholders or otherwise) with respect to any of the following matters:

(a)                     any Change of Control with, involving or to any Adverse Person;

(b)                     any issuance of Company Securities or any equity securities (including any securities convertible into or exchangeable for equity securities, any options, warrants or other rights to acquire equity securities, and any depository receipts or similar instruments issued in respect of equity securities) by an Subsidiary of the Company to any Adverse Person, except for any issuances of Company Securities to the public in the open market; or

(c)                      approve, authorize or enter into any agreement with respect to any of the foregoing.

ARTICLE 3
REGISTRATION RIGHTS

Section 3.01.  Registration Rights.

The Investors shall have the rights, and the Company shall have the obligations, set forth in Schedule 1 hereto.

ARTICLE 4
CERTAIN COVENANTS AND AGREEMENTS

Section 4.01.  Conflicting Agreements.

The Company agrees that it shall not enter into any agreement or arrangement of any kind with any Person with respect to any Company Securities for the purpose or with the effect of denying or reducing the rights of the Investors under this Agreement.

Section 4.02.  Depositary Arrangement

The Company shall use its commercially reasonable efforts to facilitate and consent to the deposit of any or all of the Ordinary Shares acquired by the Investors pursuant to the Subscription Agreement (as may be requested by any Investor) with the depositary for the issuance of ADSs in accordance with the Deposit Agreement between the Company, CITIBANK, N.A. as depositary, and all holders and beneficial owners of American depositary shares issued thereunder (as may be amended or replaced from time to time).

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ARTICLE 5
MISCELLANEOUS

Section 5.01.  Binding Effect; Assignability; Benefit.

(a)                     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

(b)                     Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party without the prior written consent of the other parties hereto; provided that except as otherwise specified herein, each of the Investors may assign any right, remedy, obligation or liability arising under this Agreement or by reason hereof to any of its Affiliates that executes and delivers to each party hereto a joinder agreement pursuant to which such Affiliate shall become a party to this Agreement.

(c)                      Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 5.02.  Notices.

All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to the Company, to:

Bitauto Holdings Limited

New Century Hotel Office Tower 6/F

No. 6 South Capital Stadium Road

Beijing, 100044

The People’s Republic of China

Attention: Bin LI

Facsimile: (86 10) 6849-2200

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

c/o 42/F, Edinburgh Tower, The Landmark

15 Queen’s Road Central

Hong Kong

Attention: Z. Julie Gao, Esq.

Tel: +852 3740-4700

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if to JD, to

JD.com, Inc.

10th Floor, Building A, North Star Century Center

8 Beichen West Street, Chaoyang District

Beijing 100101, P.R. China

Attention: Legal Department

Email: legalnotice@jd.com

with a copy (which shall not constitute notice) to:

JD.com, Inc.

10th Floor, Building A, North Star Century Center

8 Beichen West Street, Chaoyang District

Beijing 100101, P.R. China

Attention: Corporate Development Department

with a copy (which shall not constitute notice) to:

Orrick, Herrington & Sutcliffe LLP

47th Floor Park Place, 1601 Nanjing Road West

Shanghai 200040, the PRC

Attention: Jie Jeffrey Sun, Esq.

Facsimile: (8621) 6109-7022

Email: jeffrey.sun@orrick.com

if to Tencent, to

c/o Tencent Holdings Limited

29/F., Three Pacific Place

No. 1 Queen’s Road East

Wanchai, Hong Kong

Attention: Compliance and Transactions Department

Email: legalnotice@tencent.com

with a copy (which shall not constitute notice) to:

Tencent Building, Kejizhongyi Avenue

Hi-tech Park, Nanshan District

Shenzhen, 518057, P.R. China

Attention: Mergers and Acquisitions Department

Email: PD Support@tencent.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

12th Floor, The Hong Kong Club Building

3A Chater Road, Central, Hong Kong

Attention: Jeanette K. Chan, Esq.

Facsimile: (852) 2840-4300

Email: jchan@paulweiss.com

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Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064, USA

Attention: Steven J. Williams, Esq.

Facsimile: (212) 492-0257

Email: swilliams@paulweiss.com

or such other address or facsimile number as the parties may hereafter specify by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 5.03.  Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 5.04.  Entire Agreement.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Section 5.05.  Counterparts.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures in the form of facsimile or electronically imaged “PDF” shall be deemed to be original signatures for all purposes hereunder.

Section 5.06.  Descriptive Headings.

The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

Section 5.07.  Amendment; Termination.

(a)                     The provisions of this Agreement may be amended or modified only upon the prior written consent of all parties hereto.  The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

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(b)                     This Agreement shall terminate and be of no further force and effect upon the Investors and their Affiliates ceasing to own any Company Securities; provided that the provisions of this Article shall survive any termination of this Agreement.

Section 5.08.  Governing Law.

This Agreement, the rights and obligations of the parties hereto, and all claims or disputes relating hereto, shall be governed by and construed in accordance with the New York laws, without regard to the conflicts of law rules thereunder.

Section 5.09.  Arbitration.

Any dispute, controversy or claim arising out of or relating to this Agreement, including, but not limited to, any question regarding the breach, termination or invalidity thereof shall be finally resolved by arbitration in Hong Kong in accordance with the administered rules (the “Rules”) of the Hong Kong International Arbitration Centre (the “HKIAC”) in force at the time of commencement of the arbitration, which Rules are deemed to be incorporated by reference into this Section. The number of arbitrators shall be three and shall be selected in accordance with the Rules.  All selections shall be made within thirty (30) days after the selecting party gives or receives, as the case may be, the demand for arbitration. The seat of the arbitration shall be in Hong Kong and the language to be used shall be English. Any arbitration award shall be (i) in writing and shall contain the reasons for the decision, (ii) final and binding on the parties hereto, and (iii) enforceable in any court of competent jurisdiction, and the parties hereto agree to be bound thereby and to act accordingly.

Section 5.10.  Further Assurances.

From time to time following the date hereof, the parties hereto shall execute and deliver such other instruments of assignment, transfer and delivery and shall take such other actions as any other party hereto reasonably may request in order to consummate, complete and carry out the transactions contemplated by this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

BITAUTO HOLDINGS LIMITED

By:	/s/ Bin Li
	Name:	Bin Li
	Title:	Chairman of the Board of Directors and Chief Executive Officer

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

JD.COM GLOBAL INVESTMENT LIMITED

By:	/s/ Richard Qiangdong Liu
	Name:	Richard Qiangdong Liu
	Title:	Director

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

DONGTING LAKE INVESTMENT LIMITED

By:	/s/ Ma Huateng
	Name:	Ma Huateng
	Title:	Director

[Signature Page to Investor Rights Agreement]

SCHEDULE 1

Registration Rights

1.                                    Definitions. For the purpose of this Schedule 1:

1.1                             Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

1.2                             Registrable Securities. The term “Registrable Securities” means all of the Ordinary Shares acquired by the Investors pursuant to the Subscription Agreement.

1.3                             Registrable Securities then outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of Ordinary Shares that are Registrable Securities and are then issued and outstanding.

1.4                             Holder. The term “Holder” means any Person who holds Registrable Securities or any assignee of record of such Registrable Securities to whom rights under this Schedule 1 have been duly assigned in accordance with this Agreement.

1.5                             Form S-3 and Form F-3. The terms “Form S-3” and “Form F-3” mean such respective form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.6                             SEC. The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.

1.7                             2009 Shareholders Agreement. The term “2009 Shareholders’ Agreement” means that certain shareholders’ agreement, dated July 8, 2009, entered into by and between the Company and certain shareholders.

1.8                             2009 Registrable Securities. The term “2009 Registrable Securities” means the “Registrable Securities” defined under the 2009 Shareholders’ Agreement.

1.9                               2012 Shareholders Agreement. The term “2012 Shareholders Agreement” means that certain shareholders agreement, dated November 1, 2012, entered into by and between the Company and certain shareholders.

1.10                        2012 Registrable Securities. The term “2012 Registrable Securities” means the “Registrable Securities” defined under the 2012 Shareholders Agreement.

1.11                        Terms not otherwise defined under this Schedule 1 shall have the meanings given under the main text of the Investor Rights Agreement.

2.                                      Demand Registration.

2.1                               Request by Holders. If the Company shall at any time after the Effective Date hereof receive a written request from the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Schedule 1, then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (“Request Notice”) to all Holders, and use all reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) Business Days after receipt of the Request Notice, subject only to the limitations of this Section 2; provided that the Registrable Securities requested by all Holders to be registered pursuant to such request must have a market value in excess of $100,000,000; and provided further that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2 or Section 4, or in which the Holders had an opportunity to participate pursuant to the provisions of Section 3 of this Schedule 1, other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 3.3 of this Schedule 1.

2.2                             Underwriting. If the Holders initiating the registration request under this Section 2 (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2 and the Company shall include such information in the Request Notice referred to in the Section 2.1. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditional upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2, if the underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the initiating Holders); provided, however, that (i) the number of Registrable Securities included in any such registration shall not be reduced below thirty percent (30%) of the aggregate number of Registrable Securities for which inclusion has been requested and (ii) the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include its securities for its own account in such registration if the underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

2.3                             Maximum Number of Demand Registrations. The Company shall be obligated to effect only three (3) such registrations pursuant to this Section 2 for each Investor and its assignee(s) of record of relevant Registrable Securities to whom rights under this Schedule 1 have been duly assigned in accordance with this Agreement.

2.4                             Deferral. Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 2:

(a)                     during the period starting with the date sixty (60) Business Days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) Business Days following the effective date of, a Company-initiated registration subject to Section 3 below, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(b)                   if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 or Form F-3 pursuant to Section 4 hereof; or

(c)                    if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

2.5                             Expenses. All expenses incurred in connection with any registration pursuant to this Section 2, including without limitation all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printer’s and accounting fees, and fees and disbursements of counsel for the Company including reasonable expenses of one legal counsel for the Holders (but excluding underwriters’ discounts and commissions and ADS issuance fees charged by the depositary bank of the Company relating to shares sold by the Holders), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 2 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other similar amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders.

3.                                    Piggyback Registrations.

3.1                             The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2 or Section 4 of this Schedule 1 or to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

3.2                             Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 3.4 hereof.

3.3                             Underwriting. If a registration statement under which the Company gives notice under this Section 3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 3 shall be conditional upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including up to seventy percent (70%) of the Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement, the holders of the 2009 Registrable Securities who have exercised piggy-back registration rights pursuant to Section 4 of Schedule 3 of the 2009 Shareholders Agreement, and the holders of the 2012 Registrable Securities who have exercised piggy-back registration rights pursuant to Section 3 of Exhibit A of the 2012 Shareholders Agreement, on a pro rata basis based on the total number of Registrable Securities, 2009 Registrable Securities and 2012 Registrable Securities then held by (i) each such Holder, (ii) the holders of the 2009 Registrable Securities who have exercised piggy-back rights pursuant to Section 4 of Schedule 3 of the 2009 Shareholders Agreement, and (iii) the holders of the 2012 Registrable Securities who have exercised piggy-back rights pursuant to Section 3 of Exhibit A of the 2012 Shareholders Agreement; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the aggregate number of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer, consultant or director of the Company (or any subsidiary of the Company), other than 2009 Registrable Securities and 2012 Registrable Securities, shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing Persons, and for any Holder that is a corporation, the Holder and all corporations that are Affiliates of such Holder, shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

3.4                             Expenses. All expenses incurred in connection with a registration pursuant to this Section 3 (excluding underwriters’ and brokers’ discounts and commissions relating to shares sold by the Holders), including, without limitation all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for the Company and reasonable expenses of one legal counsel for the Holders, shall be borne by the Company.

3.5                             Not Demand Registration. Registration pursuant to this Section 3 shall not be deemed to be a demand registration as described in Section 2 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.

4.                                    Form S-3 or Form F-3 Registration

4.1                             In case the Company shall receive from any Holder or Holders of a majority of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 or Form F-3 (or an equivalent registration in a jurisdiction outside of the United States) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a)                   Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)                   Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fourteen (14) Business Days after the Company provides the notice contemplated by Section 4.1(a) above; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 4:

(A)                 if Form S-3 or Form F-3 is not available for such offering by the Holders;

(B)                 if the Holders propose to sell Registrable Securities at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than US$1,000,000;

(C)                 if the Company shall furnish to the Holders a certificate signed by the chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form S-3 or Form F-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 or Form F-3 registration statement no more than once during any twelve month period for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 4; or

(D)                 if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 3.2 of this Schedule 1.

4.2                             Expenses. The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 4 (excluding underwriters’ or brokers’ discounts and commissions relating to shares sold by the Holders), including without limitation all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel and reasonable expenses of one legal counsel for the Holders.

4.3                             Not Demand Registration. Form S-3 or Form F-3 registrations shall not be deemed to be demand registrations as described in Section 2 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 4.

4.4                               Resale Shelf; Alternative Transactions. At any time when the Company is eligible to file a registration statement on Form F-3 for a secondary offering of equity securities pursuant to Rule 415 under the Securities Act (a “Resale Shelf”), any registration statement requested pursuant to this Agreement shall be made as a Resale Shelf.  During the period of effectiveness of a Resale Shelf, any resale of shares of Registrable Securities pursuant to this Schedule 1 shall be in the form of a “takedown” from such Resale Shelf rather than a separate registration statement.  The Company shall use its commercially reasonable efforts to cooperate in a timely manner with any request of the Holders in respect of any block trade, hedging transaction or other transaction that is registered pursuant to a Resale Shelf that is not a firm commitment underwritten offering (each, an “Alternative Transaction”), including entering into customary agreements with respect to such Alternative Transactions (and providing customary representations, warranties, covenants and indemnities in such agreements) as well as providing other reasonable assistance in respect of such Alternative Transactions of the type applicable to a public offering, to the extent customary for such transactions.

5.                                    Obligations of the Company.

Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

5.1                             Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective for the lesser of (x) one hundred twenty (120) days (or, in the case of a Resale Shelf, three years from the effective date of the registration statement) and (y) such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold, provided, however, that (x) before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall provide counsel for Holders of registration rights relating to securities of the Company with an adequate and appropriate opportunity to review and comment on such registration statement and each prospectus included therein (and each amendment or supplement thereto) to be filled with the SEC, subject to such documents being under the Company’s control, and (y) the Company shall notify the counsel and each selling Holder of Registrable Securities of any stop order issued or threatened by the SEC and take all action required to prevent the entry of such stop order or to remove it if entered.

5.2                             Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

5.3                             Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

5.4                             Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service of process in such jurisdiction and except as may be required by the Securities Act.

5.5                             Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement, provided that (i) no Holder will be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements specifically regarding such Holder, its rights, title and interest in the Registrable Securities and its intended method of distribution and (ii) no Holder will be required to provide an indemnity in such underwriting agreement that is broader than the provisions in Section 7.2 of this Schedule 1.

5.6                               Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and the Company shall promptly prepare a supplement or amendment to such prospectus (and, if necessary, a post-effective amendment to the registration statement) and furnish to the selling Holder of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.7                             Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

5.8                             Exchange Listing. Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

5.9                             SEC Compliance; Earnings Statements. Comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the registration statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

5.10                      Notwithstanding any of the foregoing provisions, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 or Section 4 of this Schedule 1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case the participating Holders requesting for the withdrawal shall bear such expenses), unless, in the case of a registration requested under Section 2 of this Schedule 1, all of the Holders of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2 of this Schedule 1.

6.                                      Furnish Information.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Schedule 1 with respect to the Registrable Securities of the selling Holders that such selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

7.                                      Indemnification.

Notwithstanding any other provision under this Agreement, in the event any Registrable Securities are included in a registration statement under this Agreement:

7.1                             Indemnification by the Company. To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, and each of their respective partners, officers, directors, employees, advisors, agents, any underwriter (as defined in the Securities Act) for such Holder, and each Person, if any, who Controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against all losses, claims, damages and liabilities (joint or several; or actions, proceedings or settlements in respect thereof) to which such Holder, partner, officer, director, employee, advisor, agent, underwriter or Controlling Person may become subject under laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any registration, qualification or compliance, insofar as such losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(a)                     any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(b)                   the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; or

(c)                    any violation or alleged violation by the Company of any applicable securities laws, or any rule or regulation promulgated thereunder;

and the Company shall reimburse such Holder, partner, officer, director, employee, advisor, agent, underwriter and Controlling Person for any legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the indemnity agreement contained in this Section 7.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, action or proceeding to the extent that it arises out of or is based upon (A) a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by a Holder or any of their respective partners, officers, directors, employees, advisors, agents, underwriters or Controlling Persons or (B) delivery of a prospectus by a Holder who has received notice from the Company that the registration statement relating thereto contains an untrue statement of a material fact or an omission of a material fact.

7.2                             Indemnification by the Holder. To the extent permitted by law, each Holder shall, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualifications or compliance is being effected pursuant to Section 2, Section 3 or Section 4, indemnify and hold harmless the Company, each of its employees, advisors, agents and directors, each of its officers who has signed the registration statement, each Person, if any, who Controls the Company within the meaning of the Securities Act and any underwriter, against any losses, claims, damages or liabilities (joint or several; or actions, proceedings or settlements in respect thereof) to which the Company or any such director, officer, legal counsel, Controlling Person underwriter may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereof) arise out of or are based upon any of the following statements, omissions or Violation, in each case to the extent (and only to the extent) that such statement, omission or Violation occurs in sole reliance upon and in conformity with written information furnished by such Holder, or their respective partners, officers, directors, employees, advisors, agents, underwriters or Controlling Persons expressly for use in connection with such registration:

(a)                   untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; or

(b)                   omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, and such Holder shall reimburse any legal or other expenses reasonably incurred by the Company or any such employee, advisor, agent, director, officer, Controlling Person or underwriter in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the indemnity agreement contained in this Section 7.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; and provided, further, that except for liability for willful fraud or misrepresentation, in no event shall any indemnity under this Section 7.2 exceed the net proceeds received by such Holder in such registration. For the avoidance of doubt, the obligations of the Holders under this Section 7.2 are several but not joint.

7.3                             Conduct of Indemnification Proceedings.  Any Person entitled to indemnification or contribution hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure).  If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party.  Each Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable and documented out-of-pocket fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party.  In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the reasonable and documented out-of-pocket fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties and all such reasonable and documented out-of-pocket fees and expenses shall be reimbursed as incurred.  No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

7.4                             Contribution.  If the indemnification provided for in this Section 7 from the Indemnifying Party is unavailable to an Indemnified Party hereunder or insufficient to hold harmless an Indemnified Party in respect of any losses, claims, damages and liabilities (or actions, proceedings or settlements in respect thereof) referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages and liabilities (or actions, proceedings or settlements in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages and liabilities (or actions, proceedings or settlements in respect thereof), as well as any other relevant equitable considerations.  The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the losses, claims, damages and liabilities (or actions, proceedings or settlements in respect thereof) referred to above shall be deemed to include, subject to the limitations set forth herein, any reasonable and documented out-of-pocket legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided, that the total amount to be contributed by any Holder shall be limited to the net proceeds received by such Holder in the offering.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

7.5                             Survival. The obligations of the Company and Holders under this Section 7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement.

8.                                      No Registration Rights to Third Parties.

Without the prior consent of the Holders of seventy-five percent (75%) of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any Person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form S-3 or Form F-3 registration rights described in this Schedule 1, or otherwise) relating to any Securities of the Company, other than rights that are subordinate in right to the Holders or the registration rights already granted under the 2009 Shareholders Agreement or the 2012 Shareholders Agreement.

9.                                    Assignment.

The registration rights under this Schedule 1 may be transferred or assigned to any transferee of the Registrable Securities.